UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COHEN & STEERS CLOSED-END OPPORTUNITY FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization) 280 Park Avenue, New York, New York (Address of principal executive offices)	20-5650010 (I.R.S. Employer Identification No.) 10017 (Zip Code)

                    Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered Common Stock, $0.001 Par Value	Name of each exchange on which each class is to be registered New York Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: 333-137331

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

          The description of the Registrant’s Common Shares, $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant’s Common Shares set forth under the caption “Description of Shares” in the Registration Statement on Form N-2 (Registration No. 333-137331), as may be amended, filed by the Registrant with the Securities and Exchange Commission, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

           Not Applicable.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

COHEN & STEERS CLOSED-END OPPORTUNITY FUND, INC. By: /s/ John E. McLean Name: John E. McLean Title: Secretary

Date: October 16, 2006